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                                  EXHIBIT 1

                          WELLS FAMILY PARTNERSHIP
             1997 AMENDED AND EXTENDED PARTNERSHIP AGREEMENT


          THIS  1997  AMENDED  AND  EXTENDED  PARTNERSHIP  AGREEMENT  (this

"Agreement")  is made as of November 1, 1997, among DARRELL R. WELLS, LOUIS

CRAWFORD WELLS,  WAYNE H. WELLS, Y. PEYTON WELLS, III, and BRYANT C. WELLS,

individuals residing  in  Louisville,  Kentucky (hereinafter referred to as the "Partners").

                       W I T N E S S E T H:

          WHEREAS, the Partners are the continuing parties to a Partnership

Agreement dated in 1990 (the "1990 Agreement")  creating  the  Wells Family

Partnership (the "Partnership") and relating to the respective interests of the  parties  thereto in the shares of the common stock, no par value  (the

"Stock") of Churchill  Downs  Incorporated,  a  Kentucky  corporation  (the

"Company");

          WHEREAS,  the  Partners  have  from time to time consented to the continuation of the Partnership beyond the nominal termination date recited in the 1990 Agreement;

          WHEREAS, the Partners desire to  continue the original objectives of  the  Partnership, which include maintaining  ownership  of  such  Stock within the family group consisting of the Partners; and

          WHEREAS,  the  Partners  desire  to  update  and  amend  the 1990

Agreement in certain particulars.

          NOW  THEREFORE,  in consideration of the foregoing and the mutual agreements contained herein,  and intending to be legally bound hereby, the

Partners agree to amend, extend  and  restate  fully  the 1990 Agreement as follows:

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     1.   CONTINUATION OF THE PARTNERSHIP.  The Partners  hereby  agree  to continue  the  Partnership for the purpose of holding any and all Stock now owned or hereafter  acquired  by any of them, except as otherwise expressly

provided  herein,  and  for  undertaking   such  other  activities  as  are

incidental to or desirable in connection with the foregoing purpose.

     2.   NAME AND PLACE OF BUSINESS.  The name  of the Partnership remains

"The Wells Family Partnership" and its principal place  of business remains

c/o   Security  Management  Company,  4350  Brownsboro  Road,  Suite   310,

Louisville, Kentucky 40207.

     3.   PARTNERS'  CAPITAL  CONTRIBUTIONS  AND  INTERESTS.   The  current

capital of the Partnership consists of the Stock heretofore contributed  to it  by  the  Partners as set forth in the table below.  For purposes of the capital accounts  of  the Partners, the value of all shares of the Stock so contributed and any additional shares of the Stock so contributed, whenever contributed, shall be $20  per  share, notwithstanding that the fair market value of the Stock at the date so  contributed  was  more or less than such

amount.   The  present  interests of the Partners in the  Partnership  (the

"Interests") are as follows:

                                    Stock
        PARTNER                 CONTRIBUTION        INTEREST

Darrell R. Wells                74,815 Shares      35.5365%
Louis Crawford Wells            25,955 Shares      12.3284%
Wayne H. Wells                  32,485 Shares      15.4301%
Y. Peyton Wells, III            36,745 Shares      17.4536%
Bryant C. Wells                 40,530 Shares      19.2514%

          Totals               210,530 Shares     100.0000%

If any additional Stock is contributed by a Partner pursuant to Section 4A,

or any Stock (or proceeds  from  the  sale  of  Stock)  is distributed to a

Partner  pursuant  to  Section  10E,  or  any Stock is withdrawn  from  the

Partnership  pursuant to Section 4B or Section  11B,

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then  the  respective capital accounts  and  Interests of the Partners shall be appropriately adjusted to recognize such fact.  Each reference herein to the Interests of  any  Partner or  Partners  in  connection  with  any  act,

entitlement, or obligation of  the  Partnership  or  any Partner or Partners shall be deemed a reference to the Interests calculated immediately prior to the time of any such act or the  determination  of  any  such entitlement or obligation.

     4.   ADDITIONAL CONTRIBUTIONS; WITHDRAWALS.

          A.   Each   Partner  hereby  agrees  that  if  he  acquires   any

additional Stock, he will  contribute  such Stock to the Partnership except that additional Stock acquired by a Partner and either [i] contributed to a family partnership or other estate planning  vehicle or [ii] disposed of by a present gift shall not be subject to this requirement.

          B.   Each Partner may from time to time  withdraw  Stock from the

Partnership not in excess of his then pro rata portion of the Stock held by the Partnership for the purpose of either [i] contributing such  Stock to a family  partnership  or  other estate planning vehicle or [ii] effecting  a

present  gift of such Stock.   To  the  extent  that  the  Partnership  has

creditors  at  the  effective  time  of  such  withdrawal  (other  than  in connection  with  loans  for  the benefit of other Partners contemplated by

Section 10F), such Partner shall  contribute  to  the  Partnership  against receipt of his Stock, for distribution to its creditors, a pro rata portion of  such  liability, based upon the number of shares of Stock withdrawn  in relation to  the  total  number  of shares of Stock held by the Partnership

immediately prior to such withdrawal.   In  addition,  to  the  extent  the

Partnership  has a loan for the benefit of such Partner pursuant to Section

10F, such Partner  shall  repay, against

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receipt of his Stock, a pro rata portion of such loan, based upon the number of shares of Stock withdrawn in relation to the total  number  of  shares of the  Stock  represented  by  such Partner's  Interest  in the Partnership immediately prior to such withdrawal.

     5.   MEETINGS.   Meetings  of the Partners may be called upon at least

three business days prior written notice of any Partner.  An annual meeting of the Partners shall be held on  the  third  Tuesday of March in each year

(the "Annual Meeting").

     6.   ALLOCATION OF PROFITS AND LOSSES.

          A.   All profits and losses, and all  items  of deduction, credit and  income  arising from the ownership, development and operation  of  the

Partnership's business, shall be allocated among the Partners in proportion to their respective Interests.

          B.   For  Federal,  state and local income tax purposes only, the income of the Partnership from  the  sale or other disposition of the Stock shall be allocated among the Partners as follows:

               [1] All of such income shall first be allocated to the Partner(s) contributing such Stock (based upon the identification of the shares sold for Federal income tax purposes) to the extent of the difference between the agreed value per share of the Stock sold and the contributing Partner's basis therefor.

               [2] The balance of such income shall be allocated among the Partners in proportion to their respective Interests.

     7.   PARTNERSHIP BANK ACCOUNTS.  The Partnership shall maintain one or more  bank  accounts  in  such  depository  or depositories as the Managing

Partner (as hereinafter defined) may determine.   All  cash receipts of the

Partnership  of  every  kind  shall  be  deposited  in such accounts.   All

expenses  and  indebtedness  of  the Partnership shall be  paid  from  such accounts.

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     8.   DISTRIBUTIONS.  As soon  as  reasonably practicable following the receipt by the Partnership of dividends  on the Stock, the Managing Partner shall  distribute  to  the  Partners in accordance  with  their  respective

Interests such dividends, net of the Partnership's accrued expenses and, to the  extent  the  Managing  Partner  deems  necessary,  its  obligations.

     9.   PARTNERSHIP BOOKS OF ACCOUNTS.   The  books of account and  other

records of  the  Partnership  shall  be maintained by the Managing Partner.

Such books of account shall be kept in accordance with  generally  accepted accounting principles (except that the cash receipts and disbursements method of accounting  shall be used) with a fiscal year ending December 31 of each year  and shall  reflect  the  assets,  liabilities,  costs,  expenditures,

receipts,  profits  and  losses of the Partnership.  Such books and records shall be available for inspection  by  the  Partners or their agents at all times upon reasonable notice to the Managing Partner.

     10.  LIMITATION ON SALE OF INTERESTS.

          A.   No Partner shall agree or commit  (by the grant of option or otherwise) to sell, transfer, pledge, assign or otherwise  dispose  all  or any  portion  of  his  Interest  without  complying  with the terms of this

Section 10; provided, however, that transfers permitted by Section 4B shall not be subject to this Section 10.

          B.   If a Partner receives a bona fide written  offer  acceptable to  him to sell all or any portion of his Interest or the Stock which  such

Interest represents (in either case, the "Offered Interest") to any person,

including  another  Partner,  such Partner (the "Seller") shall immediately give notice thereof to the Managing Partner,  together  with  a copy of the offer.  The Managing Partner shall, within three business days, mail to all of  the  other

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Partners written notice of the terms and conditions of the offer and a form to be returned by each Partner whereby a Partner who desires to purchase all or a portion of the Offered Interest (a "Purchasing Partner") can  indicate the portion of the Offered Interest which such Purchasing Partner elects to purchase.  Failure of a Partner to return the form to the Managing  Partner within twenty (20) days of the date of the notice shall constitute a waiver of that Partner's  right  to  purchase any portion of the Offered Interest.

          C.   Each Partner may elect to purchase all or a portion  of  the

Offered  Interest.   If  the  notices  provided  by the Purchasing Partners

indicate  that  they  desire  to  purchase  less than all  of  the  Offered

Interest, the Managing Partner shall notify the Purchasing Partners of such fact.  If the Purchasing Partners do not then  elect to purchase all of the

Offered  Interest,  none  of Offered Interest shall  be  purchased  by  the

Purchasing Partners and the  provisions of Section 10E shall apply.  If the

Purchasing Partners elect to purchase  more than the Offered Interest, then each Purchasing Partner shall be entitled:  (1) to purchase that portion of the Offered Interest up to, but not exceeding, such Partner's then pro rata portion of the Offered Interest, such pro  rata  portion to be the Interest of  such  Purchasing  Partner  divided by the Interests  of  all  Partners,

excluding the Seller, as of the  date  of  the  notice  from  the  Managing

Partner;  and,  in  addition,  if  any portion of the Offered Interest then remains  unpurchased  and if a Purchasing  Partner  elects  to  purchase  a portion of the Offered  Interest  in excess of such Partner's then pro rata portion as set forth in clause (1)  above,  (2)  to  purchase  a  pro  rata portion of the remainder of the Offered Interest, such pro rata portion  to be  the  total portion of the Offered Interest which the Purchasing Partner elected to  purchase  divided by the total portions of the Offered

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Interest which all Purchasing Partners elected to purchase; and, in addition,

if  any portion of the  Offered  Interest  remains  unpurchased,  then  those

Purchasing Partners who have elected to purchase  pursuant to clauses (1) and

(2) above shall have the right (3)  to  purchase the remainder of the Offered

Interest pro rata according to their respective Interests.

          D.   The Managing  Partner  shall  promptly  notify the Seller of whether the Purchasing Partners have elected to purchase all of the Offered

Interest.   If  so,  the  closing of the purchase of such Offered  Interest shall be no later than 30 days  after  the  date  of  such  notice from the

Managing Partner to the Seller.  Such purchase of the Offered Interest will be on the same terms and conditions as set forth in the offer  received  by the Seller.

          E.   If  the  Purchasing Partners do not elect to purchase all of the Offered Interest, then  the  Partnership shall distribute to the Seller the number of shares of Stock represented  by  the offer (but not in excess of the Seller's then pro rata portion of the Stock held by the Partnership,

based upon the Seller's Interest).

          F.   If  a  Partner  desires  to  borrow funds  and  secure  such borrowing by a pledge of his then pro rata portion of the Stock held by the

Partnership, the Managing Partner is hereby authorized to pledge such Stock as security for the Partner's loan.  If the lender is unwilling to make the loan on that basis solely because of a concern regarding the enforceability of the pledge by the Partnership of such Stock,  then  the Managing Partner is  hereby  authorized  to  cause  the Partnership to (i) borrow  from  the proposed  lender  on a non-recourse basis  the  amount  which  the  Partner desired to borrow on terms acceptable to such Partner, (ii) pledge a number of shares of Stock not in excess of such

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Partner's then pro rata portion of the Stock as security for such loan, and

(iii) make a loan to such Partner on the same terms and conditions on which it  borrowed  from  the  lender,  secured  by such Partner's Interest.  The

Partnership shall at all times hold all shares of the Stock owned  by it in a  bank  custodial  account  or  lock  box at a banking institution in  the

Louisville, Kentucky area except for  [i]  shares  pledged pursuant to this

Section 10F and [ii] shares equal to the Interest of any Partner who consents to their being held elsewhere.

          G.   If a Partner who has no loan outstanding pursuant to Section

10F desires to take possession of a certificate for shares of the Stock not exceeding such Partner's then pro rata portion of the  Stock  held  by  the

Partnership, he shall send a notice to the Managing Partner to that effect.

The Managing Partner shall as soon as reasonably practicable arrange for  a certificate  for  the Stock registered in the Partnership's name to be sent to such Partner.  It is understood that such Partner shall have no power to dispose of such Stock  except  in  compliance with this Agreement and shall return such certificate to the Managing  Partner whenever, in his judgment,

it  is necessary or appropriate for the Partnership  to  resume  possession thereof.

          H.   To the extent the Partnership has creditors at the effective time of any sale, transfer, assignment or other disposition by a Partner of all or  any  portion  of  his  Interest  pursuant  to this Section 10, such

Partner  shall  contribute  to  the  Partnership  at  the closing  of  such transaction, for distribution to its creditors, his then  pro  rata portion of  such  liability,  based  upon  the  amount of the Interest involved  in relation to all of the Interests immediately prior to such transaction.  In addition, to the extent the Partnership

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has a loan for  the benefit  of such Partner pursuant to  Section 10F, such

Partner shall repay such loan in full.

     11.  DURATION OF PARTNERSHIP.

          A.   Unless sooner terminated as provided herein, the Partnership shall continue in full force and effect from the date hereof until December

31,  2002  and  shall  further  continue  thereafter  unless  and until the

Partners  then  owning  a  majority of the Interests adopt a resolution  to terminate the Partnership, such  termination  to  be  effective on the date specified  in  such resolution.  Upon termination of the  Partnership,  the

Managing Partner shall distribute to each Partner his then pro rata portion of the Stock held by the Partnership, based upon such Partner's Interest at

the time of such  distribution.   To  the  extent  that the Partnership has

creditors at the time of such distribution, each Partner  shall  contribute to  the Partnership against receipt of his Stock, for distribution  to  the creditors,  his  then  pro  rata  portion of such liability, based upon his

Interest at the time of such distribution.

          B.   Any Partner may withdraw  from the Partnership as of the end of any calendar year provided that he shall  given  notice  to  the General

Partner  not  later  than  December 1 of such year.  As soon as practicable after the end of the calendar  year,  the Managing Partner shall distribute to the withdrawing Partner his then pro  rata  portion of the Stock held by the Partnership, based upon such Partner's Interest  at  the effective time of his withdrawal.  To the extent that the Partnership has creditors at the effective time of such withdrawal, the withdrawing Partner shall contribute to  the Partnership against receipt of his Stock, for distribution  to  its creditors,  his  then  pro  rata  portion of such

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liability, based upon his Interest at the effective time of such  withdrawal.

In addition, to the extent the Partnership has a loan for the benefit of such

Partner pursuant to  Section 10F,  such Partner shall repay such loan in full,

against receipt of his Stock.

          C.   The Partnership shall dissolve upon the withdrawal, death or bankruptcy of any Partner.  Notwithstanding such dissolution, the remaining

Partners  and the successor-in-interest to the deceased or bankrupt Partner shall be obligated  to  continue  the  business  of  the  Partnership  as a reconstituted  partnership  under the terms of this Agreement until further reconstituted or terminated pursuant to paragraph A above.

     12.  DESIGNATION OF MANAGING  PARTNER.   A  managing  partner  of  the

Partnership  (the  "Managing  Partner")  shall  be  elected  at each Annual

Meeting  upon  the  vote  of  the  Partners  then owning a majority of  the

Interests and shall serve as such until the next  Annual  Meeting and until his successor is elected.  A Managing Partner may be elected  to successive terms  without limitation.  Darrell R. Wells shall continue to serve  until

the next  Annual  Meeting.   A Managing Partner may be removed at any time,

and a new Managing Partner elected, upon the vote of Partners then owning a majority of the Interests.

     13.  ACTION OF THE PARTNERSHIP.  Any and all action to be taken by the

Partnership  or  documents to be  executed  by  the  Partnership  shall  be approved by the vote  of  Partners then owning a majority of the Interests.

Any consent required to be  given  by  the  Partners  may be given or taken pursuant to the written authorization of the Partners.

     14.  NEW  PARTNERS.  New Partners may be admitted to  the  Partnership upon (i) contributing  Stock  to  the Partnership, and (ii) approval by the

Partners then owning a majority of the Interests.

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     15.  NOTICES.  Any notice, request or report or other instrument which may be required or permitted to be  furnished to or served upon any Partner shall be deemed sufficiently given, furnished  or served, if in writing and delivered in person against a receipt or deposited  in  the  United  States mail,  first  class,  postage prepaid, and addressed to such Partner as set forth below:


                         Darrell R. Wells
                         4350 Brownsboro Road
                         Louisville, Kentucky  40207

                         Louis Crawford Wells
                         902 DuPont Road
                         Louisville, Kentucky  40207

                         Wayne H. Wells
                         902 DuPont Road
                         Louisville, Kentucky  40207

                         Y. Peyton Wells, III
                         902 DuPont Road
                         Louisville, Kentucky  40207

                         Bryant C. Wells
                         10707 US Highway 42
                         Goshen, Kentucky  40026

or such other address of which any Partner may notify the other Partners in

accordance with this paragraph.   Instruments  and communications delivered

personally  shall  be deemed received when so delivered.   Instruments  and

communications mailed  shall  be  deemed  received  48  hours after deposit thereof in the United States mail.

     16.  REMEDIES.  The Partners agree that legal remedies  for  breach of this  Agreement  will be inadequate and that this Agreement may be enforced by injunctive or other equitable relief.

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     17.  SUCCESSORS.    Subject   to   the   provisions   hereof  imposing

limitations  and  conditions  upon  the  sale  or  the disposition  of  the

Interests of the Partners, all of the provisions hereof  shall inure to the benefit  of,  and  be  binding  upon,  the  successors and assigns  of  the

Partners.

     18.  COMPLETE AGREEMENT.  This Agreement  contains  all the covenants,

terms and undertaking of the Partners with respect to the  Partnership  and may  not  be  amended  or  modified  in any respect except by an instrument signed in writing by all of the Partners.

     19.  GOVERNING  LAW.   This  Agreement   shall  be  governed  by,  and

construed in accordance with, the laws of the Commonwealth of Kentucky.

          IN WITNESS WHEREOF, the Partners have  executed this Agreement as of the date set forth above.


                                   /S/ Darrell R. Wells
                                   Darrell R. Wells


                                   /S/ Louis Crawford Wells
                                   Louis Crawford Wells


                                   /S/ Wayne H. Wells
                                   Wayne H. Wells


                                   /S/ Peyton Wells, III
                                   Y. Peyton Wells, III


                                   /S/ Bryant C. Wells
                                   Bryant C. Wells